UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2016

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 22, 2016, Thomas Scannapieco, a Class I director of Univest Corporation of Pennsylvania (the “Corporation”), provided the Corporation notice of his resignation from the Corporation’s board of directors, effective November 30, 2016. Mr. Scannapieco’s resignation did not result from a disagreement on any matter relating to the Corporation’s operations, policies or practices. On November 23, 2016, the board of directors of the Corporation elected Charles H. Zimmerman, who is presently serving as an Alternate Director of the Corporation, as a Class I director, effective November 30, 2016, to fill the vacancy created by the resignation of Mr. Scannapieco.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 23, 2016, the board of directors of the Corporation amended Article III, Section 1(C) of the Corporation’s bylaws to remove any requirement for a minimum number of Alternate Directors. The foregoing description of the amendment to the bylaws of the Corporation is qualified in its entirety by reference to the full text of the bylaws, as amended, a copy of which is attached hereto as Exhibit 3.2.

Item 8.01	Other Events.

On November 23, 2016, the Corporation issued a press release reporting the declaration of its fourth quarter dividend of $0.20 per share. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document
3.2	Bylaws of Univest Corporation of Pennsylvania, as amended effective November 23, 2016.
99.1	Press release issued by Univest Corporation of Pennsylvania on November 23, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	President and
Chief Executive Officer
Date: November 23, 2016

EXHIBIT INDEX

Exhibit No.	Description of Document

3.2	Bylaws of Univest Corporation of Pennsylvania, as amended effective November 23, 2016.
99.1	Press release issued by Univest Corporation of Pennsylvania on November 23, 2016.